Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our audit report dated April 26, 2024, relating to the consolidated financial statements of Patria Investments Limited and the effectiveness of Patria Investments Limited 's internal control over financial reporting appearing in the Form 20-F, as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023.

/s/ DELOITTE TOUCHE TOHMATSU Auditores Independentes Ltda.
DELOITTE TOUCHE TOHMATSU Auditores Independentes Ltda. Sao Paulo, Brazil May 16, 2024